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                                 EXHIBIT 10 (r)



1999 EXECUTIVE CASH BONUS POOL
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         FURTHER RESOLVED, that a cash bonus pool be established for certain of the Company's officers for Fiscal 1999 calculated in the aggregate as follows:

                 4% of Adjusted Operating Earnings up to $4,650,000
                13% of Adjusted Operating Earnings from $4,650,000 to $6,200,000 20% of Adjusted Operating Earnings over $6,200,000

         FURTHER RESOLVED, that Adjusted Operating Earnings for this purpose shall mean operating income plus the accrual for this executive bonus program, plus any nonrecurring charges for the fiscal year (including, for example, any charges for closing restaurants), less any nonrecurring gains (including, for example, any gain on the sale of restaurant assets);

         FURTHER RESOLVED, that the cash bonus pool be allocated and paid 40% to Mr. Barnum; and 20% to each of Mr. Emerson, Mr. Niegsch, and Mrs. Brannigan;

         FURTHER RESOLVED, that the cash bonus pool be paid quarterly based on estimates and adjusted for the annual amount at the fiscal year-end;

         FURTHER RESOLVED, that the Company's officers attempt through estimates of annual Adjusted Operating Earnings to spread the quarterly bonus evenly throughout the four quarters; and

         FURTHER RESOLVED, that the cash bonus pool not be capped.